                                                                  Exhibit 23.1




                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Prologic Management Systems, Inc.:

We consent to the inclusion of our report dated June 27, 1997, relating to the consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended March 31, 1997, which report appears in the March 31, 1998 Form 10-KSB of Prologic Management Systems, Inc.



                                                /s/ KPMG PEAT MARWICK LLP

Phoenix, Arizona
August 18, 1998